5

                        FIFTH AMENDMENT TO
               AMENDED AND RESTATED CREDIT AGREEMENT


       This Fifth Amendment to Amended and Restated Credit Agreement, dated as of October 13, 1998 (this "Amendment") is entered into by and among BAIRNCO CORPORATION, a Delaware corporation ("Bairnco"), certain of its Subsidiaries party to the Credit Agreement referred to below (together with Bairnco, hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), the several financial institutions parties to this Amendment (collectively, the "Lenders"; individually, a "Lender"), and BANK OF AMERICA NT&SA, as agent for the Lenders (in such capacity, the "Agent").

                             RECITALS

     The Borrowers, the Lenders and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 17, 1992 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively assigned to them in the Credit Agreement.

     The Borrowers have requested that the Lenders and the Agent amend the Credit Agreement in certain respects, and the Lenders and the Agent have agreed to do so, all upon the terms and provisions and subject to the conditions hereinafter set forth below.

                             AGREEMENT

     In consideration of the foregoing and the mutual covenants and agreement hereinafter set forth, the parties hereto mutually agree as follows:

A.   AMENDMENTS

     1. Amendments of Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended to delete from the definition of "Obligations" the phrase "lines of credit" and to substitute therefor "Indebtedness".

    2. Amendment of Section 7.1.1(c). Section 7.1.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          (c) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters, and within 90 days after the end of the Fiscal Year, a certificate (a "Compliance Certificate") substantially in the form of Exhibit G, executed by the chief financial Authorized Officer of Bairnco, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) the Interest Coverage Ratio and compliance with the financial covenants set forth in Section 7.2.3;

     3. Amendment of Section 7.2.1 (i). Section 7.2.1 (i) is hereby amended and restated in its entirety as follows:"Indebtedness owing to (i) a Lender or an Affiliate of a Lender in respect of Indebtedness other than a Loan, which Indebtedness is cross-collateralized with the Loan contemplated hereby as long as
          (A) the aggregate amount of such Indebtedness available to be borrowed does not exceed $8,000,000, and (B) the aggregate amount of such Indebtedness outstanding at any time does not exceed $8,000,000; and (ii) Indebtedness owing to First Union National Bank ("FUNB") in respect of the letter of credit issued by FUNB for the benefit of Toronto Dominion Bank on the account of Bairnco in the amount of CAN$3,000,000 which indebtedness is cross-collateralized with the Loan contemplated hereby "FUNB Letter of Credit"); provided, however, that the caps on Indebtedness identified in subsection (i), clauses (A) and (B), shall automatically increase (x) to $10,000,000, upon the expiration or termination of the FUNB Letter of Credit, and (y) dollar for dollar with each payment made by Bairnco to FUNB in respect of the FUNB Letter of Credit (taking into account the current rate of exchange for conversion of Canadian dollars to U.S. dollars).

B.   REPRESENTATIONS AND WARRANTIES

    The Borrowers hereby represent and warrant to the Agent and the Lenders that:

    1.   No Default has occurred and is continuing; and

    2. The representations and warranties of the Borrowers contained in Article VI of the Credit Agreement are true on and as of the date hereof as if made on and as of said date; provided, however, that each reference to "this Agreement" contained in such Article
VI shall be deemed to be a reference to the Credit Agreement as amended hereby.

C.   CONDITIONS PRECEDENT

     This Amendment will become effective as of the date first written above upon receipt by the Agent of counterparts hereof duly executed by each Borrower, each of the Lenders party to the Credit Agreement and the Agent.

D.   MISCELLANEOUS

     1. This Amendment may be signed in any number of counterparts, each of which shall be an original, with same effect as if the signatures thereto and hereto were upon the same instrument.

     2. Except as herein specifically amended, all terms, covenants and provisions of the Credit Agreement shall remain in full force and effect and shall be performed by the parties hereto in accordance therewith. All references to the "Agreement" or the "Credit Agreement" contained in the Credit Agreement or in the Schedules or Exhibits shall henceforth refer to the Credit Agreement as amended by this Amendment.

     3.   THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written.


                               BAIRNCO CORPORATION



                               By: /s/J. Robert Wilkinson
                               _____________________________
                               Name: J. Robert Wilkinson
                               _____________________________
                               Title: VP Finance
                               _____________________________



                               ARLON, INC.


                               By: /s/ J. Robert Wilkinson
                               _____________________________
                               Name: J. Robert Wilkinson
                               _____________________________
                               Title: VP Finance
                               _____________________________



                               KASCO CORPORATION


                               By: /S/ J. Robert Wilkinson
                               _____________________________
                               Name: J. Robert Wilkinson
                               _____________________________
                               Title: VP Finance
                               _____________________________



                               ATLANTIC SERVICE CO. (UK), LTD.


                               By: /s/ J. Robert Wilkinson
                               _____________________________
                               Name: J. Robert Wilkinson
                               _____________________________
                               Title: Director
                               _____________________________


                               BERTRAM & GRAF GMBH


                               By: /s/ J. Robert Wilkinson
                               _____________________________
                               Name: J. Robert Wilkinson
                               _____________________________
                               Title: Director
                               _____________________________



                               EUROKASCO S.A.


                               By: /s/ J. Robert Wilkinson
                               _____________________________
                               Name: J. Robert Wilkinson
                               _____________________________
                               Title: Director
                               _____________________________



                               BANK OF AMERICA NT&SA, as Agent


                               By: /s/ Steve Aronowitz
                               _____________________________
                               Name: Steve Aronowitz
                               _____________________________
                               Title: Managing Director
                               _____________________________



                               BANK OF AMERICA NT&SA as a Lender


                               By: /s/ Steve Aronowitz
                               _____________________________
                               Name: Steve Aronowitz
                               _____________________________
                               Title: Managing Director
                               _____________________________



                               FIRST UNION NATIONAL BANK, N.A.,
                               Formerly Known as FIRST UNION
                               NATIONAL
                               BANK OF FLORIDA


                               By:/s/ Mary H. Doonan
                               _____________________________
                               Name: Mary H. Doonan
                               _____________________________
                               Title: Vice President
                               _____________________________


                               FIRST NATIONAL BANK OF MARYLAND


                               By: /s/ Jerome A. Ratliff
                               _____________________________
                               Name:  Jerome A. Ratliff
                               _____________________________
                               Title: Vice President
                               _____________________________



                               SUNTRUST BANK, CENTRAL FLORIDA,
                                   NATIONAL ASSOCIATION


                               By: /s/ William C. Barr III
                               _____________________________
                               Name: William C. Barr III
                               _____________________________
                               Title: First Vice President
                               _____________________________